EXHIBIT 99.2
STATEMENT OF PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Cyril Heitzler, chief accounting officer of Blue Industries, Inc. (the “Company”), hereby certifies that:

The Company’s Form 10-Q Quarterly Report for the period ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Cyril Heitzler
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Cyril Heitzler, Chief
Accounting Officer
Dated: August 21, 2002